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                                                                  EXHIBIT 10.12


                            SPONSORSHIP AGREEMENT

This agreement ("Agreement") is entered into as of the 30 day of March, 1998 ("Effective Date"), by and between Excite, Inc., a California corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and CyberSource Corporation, a California corporation, located at 3031 Tisch Way, Suite 900, San Jose, California 95128, (also known as "software.net" and referred to herein as "Client").

                                    RECITALS

A. Excite maintains a site on the internet at http://www.excite.com (the "Excite Site") and owns, manages or is authorized to place advertising on affiliated Web sites worldwide (collectively, the "Excite Network") which, among other things, allow its users to search for and access content and other sites on the Internet.

B. Within the Excite Site, Excite currently organizes certain content into topical channels (the "Channels").

C. Excite also makes available to its users a number of community and communications services, including chat and email.

D. Client is engaged in the business of the retail sale of computer software at its Web site located at http://www.software.net (the "Client Site").

E. Client wishes to promote its business to Excite's users through promotions and advertising in various portions of the Excite Site as set forth herein.

Therefore, the parties agree as follows:

1. SPONSORSHIP OF THE EXCITE COMPUTERS & INTERNET CHANNEL AND THE EXCITE SHOPPING CHANNEL

     a) A link to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed on the home page of the Excite Computers & Internet Channel in the "Today in the Computers & Internet Channel" promotional area being developed by Excite (or in an equivalent promotional area mutually determined by Client and Excite) when launched, guaranteed to be displayed in at least [*] during each year of the term of the Agreement, as mutually scheduled by the parties in Exhibit A. Excite guarantees the display of [*] of this link in the first year of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*] of this link in the

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     second year of the term of the Agreement and [*] of this link in the third year of the term of the Agreement. For the purposes of this Agreement, an "Impression" is any text and/or graphic link to the Client Site, any banner advertisement linked to the Client Site, any other promotional placement linked to the Client Site or any other hypertext link to the Client Site served by Excite on the Excite Site, subject to the following: while the parties acknowledge that Excite may serve multiple Impressions on a single page, no more than three (3) different Impressions on a single page in the areas specified by the terms of this Agreement may be counted toward Excite's satisfaction of its Impression guarantees hereunder, notwithstanding the total number of links, banner advertisements, promotional placements or hypertext links that are located on such page.

b) Links to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed on the home page of the Software department of the Excite Computers & Internet Channel in the "Top 10 Downloads" promotional area being developed by Excite (or in an equivalent promotional area mutually determined by Client and Excite) when launched and for the duration of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*] of this link in the first year of the term of the Agreement, [*] of this link in the second year of the term of the Agreement and [*] of this link in the third year of the term of the Agreement.

c) Links to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed in the "Product Zone" and "Reviews" sections of the Software department of the Excite Computers & Internet Channel in a location such as the gray bar that appears above the fold but below the top advertising banner (or in an equivalent promotional area mutually determined by Client and Excite) for the duration of the term of the Agreement. A link to the Client Site (in either a text or graphic format to be mutually determined by Client and Excite following testing for the maximum effectiveness of the link) will be displayed in the "Product Zone" and "Reviews" sections of the Software department of the Excite Computers & Internet Channel in the left-hand side of each such page for the duration of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*] of this link in the first year of the term of the Agreement, [*] Impressions of this link in the second year of the term of the Agreement and



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     [*] of this link in the third year of the term of the Agreement.


d) A link to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed in the Software department of the Excite Computers & Internet Channel in a "Shareware" page or promotional area being developed by Excite (or in an equivalent promotional area mutually determined by Client and Excite) when launched and for the duration of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*] of this link in the first year of the term of the Agreement, [*] of this link in the second year of the term of the Agreement and [*] Impressions of this link in the third year of the term of the Agreement.

e) Excite will display a text and/or graphic link to the Client Site on the "Sponsorship Strip" (consistent with the format used on similar links on the same strip and as mutually determined by Client and Excite) in all pages in the Software department of the Excite Computers & Internet Channel in which the Sponsorship Strip is displayed for the term of the Agreement. Excite may display a text and/or graphic link to the Client Site on the Sponsorship Strip (consistent with the format used on similar links on the same strip and as mutually determined by Client and Excite) in other pages in the Excite Computers & Internet Channel in which the Sponsorship Strip is displayed for the term of the Agreement as mutually determined by Client and Excite. Excite estimates, but does not guarantee, the display of [*] of this link in the first year of the term of the Agreement, [*] of this link in the second year of the term of the Agreement and [*] Impressions of this link in the third year of the term of the Agreement.

f) Links to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed in all Software "Web Directory" pages in the Excite Computers & Internet Channel in a promotional area in the left sidebar of these pages being developed by Excite (or in an equivalent promotional area mutually determined by Client and Excite) when launched and for the duration of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*]


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        [*] Impressions of this link in the third year of the term of the
        Agreement.

     g) Links to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed in the Excite Computers & Internet Channel, in the Software area of the Shopping department of the Excite Computers & Internet Channel and in the Computers & Software department of the Excite Shopping Channel in a promotional/content module being developed by Excite (or in an equivalent promotional area mutually determined by Client and Excite) when launched and for the duration of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*] Impressions of this link in the first year of the term of the Agreement, [*] Impressions of this link in the second year of the term of the Agreement and [*] Impressions of this link in the third year of the term of the Agreement.

     h) In the event that Excite develops product search categories for the "Excite Shopping Search powered by Jango" service displayed on the Excite Site ("Jango") which correspond to products available through the Client Site, Excite will make reasonable commercial efforts to program Jango to display links to the Client Site in response to user searches for the products available through the Client Site. The development, maintenance, modification and/or deletion of Jango product search categories is within Excite's sole discretion. Client will reasonably cooperate with Excite in providing information and access to the Client Site in order to allow Excite to complete any necessary Jango programming.

     i) Set forth on Exhibit B hereto are copies of screenshots which are illustrative of the placement of the links in the areas contemplated by Sections 1(a) - (g). For the term of the Agreement, Excite will make reasonable commercial efforts to maintain the aggregate prominence and exposure of each of Client's links, advertising banners and promotional placements as separately described in Sections 1(a) - (g) on a placement by placement basis at a level equal to or better than the examples displayed in Exhibit B.

2.   SPONSORSHIP OF THE EXCITE SMALL BUSINESS AREA

     a) The parties recognize that Excite is currently in the process of developing a Small Business Area and that although related sponsorship, promotional and advertising opportunities may vary over time, Client shall be provided with the links, promotions, Impressions and other benefits as set forth in this Section 2.


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     b) Links to the Client Site (consistent with the format used on similar links on the same page and as mutually determined by Client and Excite) will be displayed in the Software department of the Excite Small Business Area in a promotional/content module being developed by Excite, in the Sponsorship Strip, in text links and/or equivalent promotional areas (mutually determined by Client and Excite) when launched and for the duration of the term of the Agreement. Excite estimates, but does not guarantee, the display of [*] of these links in the first year of the term of the Agreement, [*] of these links in the second year of the term of the Agreement and [*] Impressions of these links in the third year of the term of the Agreement.

3.   ADVERTISING ON THE EXCITE SITE

     a) Excite will display Client's banner advertising (which will link to the Client Site) in general rotation on the Excite Computer & Internet Channel for the duration of the Agreement. Excite guarantees the display of [*] of these banners in the first year of the term of the Agreement, [*] Impressions of these banners in the second year of the term of the Agreement and [*] of these banners in the third year of the term of the Agreement.

     b) Excite will display Client's banner advertising (which will link to the Client Site) on Excite Search results pages in response to the following keyword packages and keywords: General Computer Package, Computer Hardware Package, Computer Software Package and the keyword "antivirus". When keyphrase advertising becomes available on the Excite Site, Excite will display Client's banner advertising on Excite Search results pages in response to the mutually determined keyphrases, subject to availability. Excite guarantees the display of [*] Impressions under the General Computer Package, [*] Impressions under the Computer Hardware Package, [*] under the Computer Software Package, [*] under the Connectivity Package, [*] under the keyword "antivirus" and [*] Impressions of these banners in the first year of the term of the Agreement. Excite guarantees the display of [*] Impressions of these banners in the second year of the term of the Agreement, with the allocation of Impressions between the keyword packages and keywords to be determined in good faith by the parties prior to start of the second year. Excite guarantees the display of


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          [*] Impressions of these banners in the third year of the term of the
          Agreement, with the allocation of Impressions between the keyword packages and keywords to be determined in good faith by the parties prior to start of the third year.

     c) Excite will display Client's banner advertising (which will link to the Client Site) in general rotation on the MailExcite service. Excite guarantees the display of [*] Impressions of these banners in the first year of the term of the Agreement, [*] Impressions of these banners in the second year of the term of the Agreement and [*] Impressions of these banners in the third year of the term of the Agreement.

4.   EMAIL CAMPAIGNS

     a) Excite and Client will cooperate in developing customized email campaigns for Client featuring Client's merchandise during the term of the Agreement. All email marketing campaigns will comply with Excite's then-current user data and privacy policies.

     b) Excite guarantees that it will deliver [*] Impressions of the email messages described in this Section 4 during the term of the Agreement. For the purposes of this Section 4 only, each email message will count as one (1) Impression.

5.   IMPRESSION GUARANTEES

     a) Excite guarantees the display of [*] Impressions of the links, promotional placements, advertising banners and emails described in Sections 1 - 4 in the first year of the term of the Agreement pursuant to the schedule stated in Exhibit C. Excite guarantees that, out of these [*] guaranteed Impressions in the first year of the term of the Agreement, a total of [*] Impressions will consist of the Impressions on the home page of the Software department of the Excite Computers & Internet Channel described in Section 1(b), the "Product Zone" and "Reviews" pages of the Computers & Internet Channel described in Section 1(c), the "Shareware" page of the Software department of the Excite Computers & Internet Channel described in
          Section 1(f), the Software area of the Shopping department of the Excite Computers & Internet Channel and in the Computers & Software department of the Excite Shopping Channel described in Section 1(g) and the keyword banners described in Section 3(b).

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     b)   Excite guarantees the display of [*] Impressions of the links, promotional placements, advertising banners and emails described in Sections 1 - 4 in the second year of the term of the Agreement pursuant to the schedule stated in Exhibit C.

     c) Excite guarantees the display of [*] Impressions of the links, promotional placements, advertising banners and emails described in Sections 1 - 4 in the third year of the term of the Agreement pursuant to the schedule stated in Exhibit C.

6.   EXCLUSIVITY

     a)   [*]






     b)   [*]






     c)   [*]









     d) Notwithstanding the foregoing, Excite may display banner advertising for Client's Competitors on the Excite Site in areas other than those areas


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         described in Section 6(b) and may display links to Client's Competitors in Excite Search results pages in response to user queries, in Excite's general directory of Web sites and in search results displayed in the "Excite Shopping Service powered by Jango".

     e) In the event the Excite creates any new Channels or other areas which reasonably relate to the sale of software, Client, at its option, may request inclusion in such Channels or other areas. In such event, the parties shall negotiate in good faith a modification to this Agreement whereby Client relinquishes certain of the links and promotions set forth herein in exchange for inclusion of comparable value in such new Channels or other areas.

7.   LAUNCH DATE, RESPONSIBILITY FOR EXCITE NETWORK AND REPORTING

     a) Client and Excite will use reasonable efforts to implement and put in operation the display of the links, promotional placements and advertising described in the Agreement by April 15, 1998 (the actual date of such implementation to be referred to herein as the "Launch Date"), except to the extent that different launch dates are described in Sections 1-4.

     b) The parties recognize that the scheduled Launch Date can be met only if Client provides final versions of all graphics, text, keywords, banner advertising, promotional placements, other promotional media and valid URL links necessary to implement the promotional placements and advertising described in the Agreement (collectively, "Impression Material") to Excite fourteen (14) days prior to scheduled Launch Date.

     c)  [*]

     d) Excite will have sole responsibility for providing, hosting and maintaining, at its expense, the Excite Network. Except as limited by the terms of this Agreement, Excite will have sole control over of the "look and feel" of the Excite Network including, but not limited to, the display, and placement of the parties' respective names and/or brands and the promotional links, but excluding the content and appearance of all advertising banners of Client appearing on the Excite Site, which shall be controlled by Client, and excluding the content of all links and promotional placements of Client


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          appearing on the Excite Site, which shall be created by Client but subject to Excite's generally-applicable advertising and promotion standards.

     e) Excite will maintain accurate records with respect to the number of Impressions of Client's links, advertising banners and promotional placements displayed on the Excite Site and will provide Client with monthly reports substantiating the number of such Impressions. Client has the right to audit such records once every twelve months during the term of this Agreement. The terms and conditions of Section 8(h) shall apply to such audit rights mutatis mutandis.

8.   SPONSORSHIP, ADVERTISING AND TRANSACTION FEES

     a) Client will pay Excite sponsorship and advertising fees of [*] for the first year of the term of the Agreement. These fees will be paid in equal monthly installments of [*] The first monthly payment will be due only after 80% or more of the Impressions contemplated by Section 1 hereof are in place and operating and the advertising contemplated by Section 3 hereof has substantially commenced ("First Payment Date"). Subsequent installments will be due on a monthly basis thereafter.

     b) Client will pay Excite sponsorship and advertising fees of [*] for the second year of the term of the Agreement. These fees will be paid in equal monthly installments of [*] The first monthly payment will be due upon the first anniversary of the First Payment Date. Subsequent installments will be due on a monthly basis thereafter.

     c) Client will pay Excite sponsorship and advertising fees of [*] for the third year of the term of the Agreement. These fees will be paid in equal monthly installments of [*] The first monthly payment will be due upon the second anniversary of First Payment Date. Subsequent installments will be due on a monthly basis thereafter.

     d)   [*]

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     [*]

e)   [*]


f) Client will pay Excite its share of Net Margins within thirty (30) days after the close of the financial quarter in which Client recognizes the revenue derived from these transactions.

g) The sponsorship fees and transaction payments are net of any agency commissions to be paid by Client.

h) Client will maintain accurate records with respect to the calculation of all transaction payments due under this Agreement. Once per year, the parties will review these records to verify the accuracy and appropriate accounting of all payments made pursuant to the Agreement. In addition, Excite may, upon no less than thirty (30) days prior written notice to Client (and no more than once per year), cause an independent Certified Public Accountant to inspect the records of Client reasonably related to the calculation of such payments during Client's normal business hours. such Certified Public Accountant shall only be provided access to such records after it has executed a nondisclosure agreement in a form acceptable to Client. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite unless the payments made to Excite are determined to have been less than [*] of the payments actually owed to Excite, in which case Client will be responsible for the payment of the reasonable fees for such inspection.


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     i)   Excite shall be obligated to deliver the Impressions referred to in
          Section 10(a) at the times and in the manner as set forth on Exhibit C hereto. In the event that Excite shall fail to timely deliver all of the Impressions required during any six month period, Excite shall have thirty (30) days to deliver the shortfall of such Impressions. In the event such shortfall is not delivered within such thirty (30) day period, Client shall cease making any of the monthly payments contemplated by Sections 8(a), (b) or (c) until such shortfall is delivered. Until such shortfall is delivered, no Impressions will be deemed delivered for the next six month period.

9.   PUBLICITY

          Unless required by law, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, the parties agree to issue an initial press release regarding the relationship between Excite and Client, the timing and wording of which will be mutually agreed upon.

10.  TERM AND TERMINATION

     a) Except as otherwise set forth herein, the term of this Agreement will begin on the Launch Date and will not end until Excite displays of a total of [*] of Client's advertising banners and promotional placements on the Excite Site. Except as otherwise set forth herein, regardless of Excite's actual delivery of Impressions, the term of this Agreement will not be shorter than three (3) years after the Launch Date.

     b) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach.

     c) All undisputed payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty
          (30) days thereof.

     d) The provisions of Section 11(a), (b) and (c) (Trademark Ownership and License), Section 12 (Content Ownership), Section 13 (Confidentiality and User Data), Section 14 (Indemnity), Section 15 (Limitation of Liability) and Section 16 (Dispute Resolution) will survive any termination or expiration of this Agreement.

11.  TRADEMARK OWNERSHIP AND LICENSE



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     a)   Client will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

     b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Client hereunder.

     c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

     d) Upon the expiration or termination of this Agreement, each part will cease using the trademarks, service marks and/or trade names of the other except;

               i) As the parties may agree in writing; or

              ii) To the extent permitted by applicable law.

12.  CONTENT OF OWNERSHIP

     a) Client will retain all right, title and interest in and to the Client Site worldwide including, but not limited to, ownership of all copyrights and other intellectual property rights therein.

     b) Excite will retain all right, title, and interest in and to the Excite Network worldwide including, but no limited to, ownership of all copyrights, look and feel and other intellectual property rights therein.

13.  CONFIDENTIALITY AND USER DATA

     a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers") business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary" or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

     b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, (iii) the receiving party knew


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        prior to receiving such information from the disclosing party or (iv)
        the receiving party develops independent of any information originating from the disclosing party.

     c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     d) The usage reports provided by Excite to Client hereunder will be deemed to be the Confidential Information of Excite.

     e) The terms and conditions of this Agreement will be deemed to be Confidential Information and will not be disclosed without the written consent of the other party.

     f) For the purposes of this Agreement, "User Data" means all information submitted by users referred to the Client Site from the Excite Site during the term of the Agreement. The parties acknowledge that any individual user of the Internet could be a user of Excite and/or Client through activities unrelated to this Agreement and that user data gathered independent of this Agreement, even from individuals who are users of both parties' services, will not be deemed to be "User Data" for the purposes of this Agreement.

     g) Both parties will retain all rights to make use of any User Data obtained through this Agreement, subject to the limitations and other terms of this Agreement.

     h) Client will provide to Excite all User Data collected by Client within thirty (30) days following the end of each calendar month during the term of this Agreement in a mutually-determined electronic format.

     i) Excite will not use User Data collected by Client and delivered to Excite to directly or indirectly solicit any such users either individually or in the aggregate during the term of this Agreement and at any time following the expiration or termination of this Agreement.

     j) Client will not use User Data collected by Client to directly or indirectly solicit Excite users on behalf of any of Excite's direct competitors either individually or in the aggregate during the term of this Agreement (except as provided for elsewhere in the Agreement) and at any time following the expiration or termination of this Agreement.


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     k) Neither party will sell, disclose, transfer or rent any User Data which could reasonably be used to identify a specific named individual ("Individual Data") to any third party nor will either party use Individual Data on behalf of any third party without the express permission of the individual user. Where user permission for dissemination of Individual Data to third parties has been obtained, each party will use commercially reasonable efforts to require the third party recipients of Individual Data to provide an "unsubscribe" feature in any email communications generated by, or on behalf of, the third party recipients of Individual Data.

     l) Notwithstanding the foregoing, each party may disclose Confidential Information or User Data (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

14.  INDEMNITY

     a) Client will indemnify, defend and hold harmless Excite, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

          i)   The breach of any representation or covenant in this Agreement;
               or

          ii) Any claim that Client's advertising banners infringe or violate any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contain any defamatory content; or

          iii) Any claim arising from content displayed on the Client Site.

        Excite will promptly notify Client of any and all such claims and will reasonably cooperate with Client with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite's written consent (not to be unreasonably withheld or delayed) and Excite may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

     b) Excite will indemnify, defend and hold harmless Client, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

                                                                    CONFIDENTIAL


               i) The breach of any representation or covenant in this Agrement; or

              ii) Any claim arising from the Excite Network other than content or services provided by Client.

          Client will promptly notify Excite of any and all such claims and will reasonably cooperate with Excite with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Client in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Client's written consent (not to be unreasonably withheld or delayed) and Client may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.


     c) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

15.  LIMITATION OF LIABILITY

          EXCEPT UNDER SECTIONS 14(a) AND 14(b), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, [*]

16.  DISPUTE RESOLUTION

     a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names, confidentiality and/or User Data would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach of threatened breach of a party's obligations, regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in

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 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    CONFIDENTIAL


          addition to its other available legal remedies in a court of competent jurisdiction.

     b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names, confidentiality and/or User Data, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation within thirty days of notice by one party to the other of its desire to seek the resolution of such a dispute, the parties will refer the dispute(s) to a mutually acceptable mediator.

     c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names, confidentiality and/or User Data, cannot be resolved through good faith negotiation and mediation within thirty (30) days of the engagement of a mutually acceptable mediator, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes; provided, however, that the Federal Rules of Evidence shall apply in toto to any such dispute, and, subject to the arbitrator's discretion to limit the item and scope of discovery, the Federal Rules of Civil Procedure shall apply with respect to discovery.

17.  GENERAL

     a) Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with (i) a merger, reorganization or sale of all, or substantially all, of such party's assets or (ii) either party's assignment and/or delegation of its rights and responsibilities hereunder to a wholly-owned subsidiary or joint venture in which the assigning party holds an interest. Any attempt to assign this agreement other than as permitted above will be null and void.

     b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Excite or Client.

     c) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit

                                                                    CONFIDENTIAL


          in the mail. Notices will be sent to a party at its address set forth in this Agreement or such other address as that party may specify in writing pursuant to this Section.

     d) No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     e) Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

     f) Severability. In the event that any of the provisions of this Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

     g) Entire Agreement. This Agreement and the Exhibits hereto are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

     h) Counterparts. This Agreement may be executed in counterparts, each of which will serve to evidence the parties' binding agreement.



CyberSource Corporation            Excite, Inc.

By: /s/ JOHN PETTITT               By: /s/ ROBERT C. HOOD

Name:  John Pettitt                Name:  Robert C. Hood

Title: EVP                         Title: EVP-CFO

Date:  3/30/98                     Date: 3-31-98

                                                                    CONFIDENTIAL


                                        555 Broadway
                                        Redwood City, California 94063
                                        650.568.6000 (voice)
                                        650.568.6030 (fax)

                                                                    CONFIDENTIAL

                                   EXHIBIT A

                  "TODAY IN THE COMPUTERS & INTERNET CHANNEL"

                               ROTATION SCHEDULE

               Week 1    Week 2    Week 3    Week 4           Notes
April
May
June                                                          Quarter end &
July                                                          Win 98
August
September                      [*]                            Quarter end
October                                                   [*]
November
December                                                      Quarter end &
January                                                       Christmas
February
March                                                         Tax season &
April                                                         Quarter end

-------------------------------------------------------------
TOTALS                         [*]
-------------------------------------------------------------

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
                                                                    CONFIDENTIAL

                                   EXHIBIT B

                           ILLUSTRATIVE SCREEN SHOTS

            MOCKUP OF C&I HOME PAGE FOR SOFTWARE NET (PLACEMENT 1a)


                                 C&I Home Page

                 o   26 weeks - rotating according to schedule

                 o   program out one line during rotation

                          EXCITE COMPUTERS & INTERNET



                             C&I Software Home Page

o  "Top 10 Ticket" is permanent

o Placement will rotate between "561-Tech Headlines" and "Get Free Software" 50/50 or 256 weeks each

            PRODUCT ZONE PAGE MOCKUP FOR SOFTWARE.NET (PLACEMENT 1c)


                      Product Zone and Product Review Page


o Permanent Link with 30-35 Characters avail. for programming, similar to "get the best deal on software"

o  Permanent text or graphic

                     MOCKUP OF SHARWARE PAGE (PLACEMENT 1d)

                                 Shareware Page

                             o  Permanent Placement

                  MOCKUP OF "SPONSORSHIP STRIP" (PLACEMENT 1e)

              MOCKUP OF SOFTWARE WEB DIRECTORY PAGE (PLACEMENT 1f)





                                 WEB DIRECTORY

                         - PERMANENT LINK WITH
                           30-35 CHARACTERS AVAIL.
                           FOR PROGRAMMING SIMILAR
                           TO "DOWNLOAD SHAREWARE"

                         - PERMANENT PROMO BOX
                           BELOW THE SEARCH BOX

                               SHOPPING/SOFTWARE
                          SMALL BUSINESS/SHOP/SOFTWARE
                               C&I/SHOP/SOFTWARE

   o    Permanent placement in "Hot Product" module -- specific deal offering

   o    Permanent placement in "Shop There First" but rotation within 3 spots

                               SHOPPING HOME PAGE

          o    Permanent link under Computer Software Department link

                                                                    CONFIDENTIAL

                                   EXHIBIT C

                          IMPRESSION DELIVERY SCHEDULE


YEAR 1                   IMPRESSIONS

[*]                          [*]

YEAR 2

[*]                          [*]

YEAR 3
[*]                          [*]

Contract Total               [*]

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.